Dole Food Company, Inc. Special Meeting of Stockholders December 6, 2012 Exhibit 99.2

Forward-Looking Statements
This information contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties.  Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,”
“expects,” “believes,” “intends,” “anticipates” and similar expressions.
The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include the timing and whether the sale transaction is consummated, weather-
related phenomena; market responses to industry volume pressures;
product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict;
and quotas, tariffs and other governmental actions. Further
information on the factors that could affect Dole’s financial results is included in its Proxy Statement and other filings with the SEC.

3

Michael Carter 4

Exclusive acquisition agreement dated September 17,
2012, with ITOCHU
Both companies working toward closing of the sale on or
before December 31, 2012, subject to final regulatory
approval from China
Received regulatory approvals from the six other required
countries:  the United States, Austria, Canada, Turkey,
Japan and Korea
Continuing in process phase of filing in China
ITOCHU Transaction Update

New Dole Footprint
Substantial portion of Dole’s operations being sold to
ITOCHU
New Dole smaller footprint of two lines of fresh produce
businesses:  fresh fruit and fresh vegetables
With worldwide packaged foods and Asia fresh business
excluded, resulting revenue is in the approximate $4.2
billion range
Fresh fruit revenue will be reduced by approximately
30%, in the approximate range of $3.1 billion

Use of Proceeds
New capital structure and proceeds from the sale will be
used to:
- Repay existing indebtedness
- Fund transaction-related taxes, costs and expenses
- Also fund the possible settlement of some or all of Dole’s long-term Japanese yen hedges, anticipated post-closing
restructuring expenses and other corporate purposes
New Dole will benefit from a significant reduction in
interest expense and a substantially reduced leverage
ratio on a going-forward basis

New Dole Transformation
Transformative transaction:  New Dole will be a fresh produce business
- Significantly smaller and continuing to experience declining earnings in a continued difficult economic environment
- We are very optimistic about the long-term future of New Dole and its prospects
New Dole will remain an industry leader
- One of the world’s largest producers and marketers of bananas, pineapples and other tropical fruits
- Industry leader in packaged salads, fresh-packed vegetables and fresh berries
New Dole will be well-positioned to pursue growth opportunities within the fresh produce industry with
- Substantial reduction in debt and
- Eventual lower cost structure from right-sizing

Planned Leadership Changes
David H. Murdock returns to role of Chairman and CEO
Michael Carter assumes added role of President and COO and
rejoins the Board of Directors
- All operating and corporate functions reporting to him
Keith Mitchell becomes CFO
Beth Potillo, current Treasurer, and Yoon Hugh, current Controller and Chief Accounting Officer, become SVP’s with added
responsibilities
Charlene Mims will lead Human Resources
David A. DeLorenzo, current President and CEO, will join ITOCHU, to lead the newly acquired Asia fresh and worldwide packaged foods businesses, and will be leaving Dole’s BOD
Joseph Tesoriero, current EVP & CFO, and Sue Hagen, current
SVP-HR, also will be leaving Dole in connection with the sale transaction

Summary
New Dole continues with an extraordinarily talented and experienced operational and corporate management team
Dole’s resulting business profile will have lower fixed costs and hence more operating flexibility
- With more clarity and focus
- Allowing New Dole to dedicate resources more fully to operating and growing its remaining businesses
Doles’ new capital structure will provide increased flexibility
- Ability to react quickly to acquisition opportunities in the commodity produce sector
• Expected funding by anticipated new borrowings and future internally generated free cash flow
We are very optimistic about the long-term future of New Dole and its prospects

Appendix

Non-GAAP Financial Measures
The following pages provide pro forma quarterly financial information for New Dole  and exclude Dole’s worldwide packaged food and Asia Fresh businesses.
Earnings before interest, taxes and discontinued operations (“EBIT before discontinued
operations”), Adjusted EBITDA and Comparable Income from continuing operations (total and per share) are measures commonly used by financial analysts in evaluating the performance of companies. EBIT before discontinued operations is calculated from net income by adding interest expense and income tax expense, and adding the loss or subtracting the income from discontinued operations, net of income taxes. Adjusted
EBITDA is calculated from EBIT before discontinued operations by: (1) adding depreciation and amortization; (2) adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap which do not have a more than insignificant financing element present at contract inception; (3) adding the net loss or subtracting the net gain on the long-term Japanese yen hedges; (4) adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations; (5) adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments; (6) adding share-based compensation expense; (7) adding charges for restructuring and long-term receivables;
(8) adding strategic review transaction costs; (9) adding refinancing charges and loss on early retirement of debt and (10) subtracting the gain on asset sales.  Due to the fact that the long-term Japanese yen hedges had more than an insignificant financing element at inception, the liability is treated as similar to a debt instrument and the associated cash flows are classified as a financing activity. As a result, both the realized and unrealized gains and losses related to these hedges are subtracted from or added back to EBIT before discontinued operations when calculating Adjusted EBITDA.

DOLE FOOD
COMPANY
Q1 Q2 Q3 Q4 2011E
Fresh fruit 78.8 $      95.9 $      7.9 $        11.7 $      194.3 $
Fresh vegetables 17.0         10.3         12.3         13.6         53.2
    New Dole 95.8         106.2       20.2         25.3         247.5
Corporate (9.1)          (10.6)        (16.2)        (13.8)        (49.7)
Total 86.7 $      95.6 $      4.0 $        11.5 $      197.8 $
Adj EBITDA*  - New Dole
2011 by Quarter

DOLE FOOD
COMPANY
Q1 Q2 Q3 Q3 YTD
Fresh fruit 41.7 $      75.5 $      33.3 $      150.5 $
Fresh vegetables 13.4         16.6         11.8         41.8
    New Dole 55.1         92.1         45.1         192.3
Corporate (11.2)        (11.0)        (12.3)        (34.5)
Total 43.9 $      81.1 $      32.8 $      157.8 $
Adj EBITDA*  - New Dole
2012 by Quarter

DOLE FOOD
COMPANY
Q1 Q2 Q3 Q4 2011
Fresh fruit 934 $       1,043 $     1,019 $     739 $       3,735 $
Fresh vegetables 230          259          297          216          1,002
Total 1,164 $     1,302 $     1,316 $     955 $       4,737 $
Revenue - New Dole
2011 by Quarter

DOLE FOOD COMPANY Q1 Q2 Q3 Q3 YTD Fresh fruit 841 $ 774 $ 846 $ 2,461 $ Fresh vegetables 236 289 327 852 Total 1,077 $ 1,063 $ 1,173 $ 3,313 $ Revenue - New Dole 2012 by Quarter 16